Exhibit 10.1
Execution Copy

OMNIBUS AMENDMENT No. 5
THIS OMNIBUS AMENDMENT NO. 5, dated as of March 8, 2017 (this “Amendment”) is entered into by and among the Transaction Parties (defined below) and relates to the following transaction documents (the “Transaction Documents”), in each case as the same may be amended, restated modified and/or supplemented from time to time: (1) the Third Amended and Restated Indenture and Servicing Agreement, dated as of September 1, 2014, by and among Marriott Vacations Worldwide Owner Trust 2011-1, as issuer (the “Issuer”), Marriott Ownership Resorts, Inc., as servicer (the “Servicer” or “MORI”), and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”) and as back-up servicer (the “Back-Up Servicer”) (the “Indenture”); (2) the Second Amended and Restated Note Purchase Agreement, dated September 15, 2014, by and among the Issuer, the Servicer, MORI SPC Series Corp., as seller (the “Seller”), Marriott Vacations Worldwide Corporation, as performance guarantor (the “Performance Guarantor” or “MVW”), the Purchasers (as defined in the Transaction Documents) and Deutsche Bank AG, New York Branch, as administrative agent (the “Administrative Agent”) (the “Note Purchase Agreement”); (3) the Second Amended and Restated Purchase Agreement, dated as of September 1, 2014, by and between MORI and the Seller (the “Purchase Agreement”); (4) the Second Amended and Restated Sale Agreement, dated as of September 1, 2014, by and between the Seller and the Issuer (the “Sale Agreement”); (5) the Second Amended and Restated Performance Guaranty, dated as of September 1, 2014, by the Performance Guarantor in favor or the Issuer and the Indenture Trustee (the “Performance Guaranty”); (6) the Custodial Agreement, dated as of September 1, 2011, by and among Wells Fargo Bank, National Association, as custodian (the “Custodian”), the Issuer, the Indenture Trustee and the Servicer (the “Custodial Agreement”); (7) the Administration Agreement, dated as of September 1, 2011, by and among the Issuer, MORI, as administrator (the “Administrator”), the Indenture Trustee and Wilmington Trust, National Association, as owner trustee (the “Owner Trustee”) (the “Administration Agreement”); (8) the Amended and Restated Trust Agreement, dated September 28, 2011, by and between MVCO Series LLC, as owner (the “Owner” and together with the Issuer, MORI, MVW, the Seller, the Performance Guarantor, the Administrative Agent, the Indenture Trustee, the Servicer, the Administrator, the Back-Up Servicer, the Custodian, the Owner Trustee, the Purchasers and the Funding Agents, the “Transaction Parties”) and the Owner Trustee (the “Trust Agreement”); and (9) any other ancillary documents, agreements, supplements and/or certificates entered into or delivered in connection with the foregoing.
RECITALS
WHEREAS, the Transaction Parties desire to amend the Third Amended and Restated Standard Definitions attached or incorporated into each of the Transaction Documents (the “Third Amended and Restated Standard Definitions”) in the manner set forth herein.

WHEREAS, the Transaction Parties party to the Indenture and Servicing Agreement desire to amend the Indenture and Servicing Agreement in the manner set forth herein.
WHEREAS, the Transaction Parties party to the Note Purchase Agreement desire to amend the Note Purchase Agreement in the manner set forth herein.
WHEREAS, the undersigned Purchasers and Funding Agents together constitute 100% of the Purchasers and Funding Agents.
NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and for other good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the Transaction Parties hereby agree as follows:
Section 1.01.    Amendment to the Standard Definitions
The following definitions shall replace the corresponding definition in the Third Amended and Restated Standard Definitions:
““Available Funds” shall mean for any Payment Date, (A) all funds on deposit in the Collection Account after making all transfers and deposits required from or by (i) the Servicer pursuant to the Indenture and Servicing Agreement, (ii) the Reserve Account pursuant to Section 3.02(b) of the Indenture and Servicing Agreement, (iii) the Seller or the Issuer pursuant to Section 4.06 of the Indenture and Servicing Agreement, (iv) the Performance Guarantor pursuant to the Performance Guaranty, and (v) a Hedge Counterparty in respect of a Hedge Agreement, less (B) amounts on deposit in the Collection Account related to collections related to any Due Periods subsequent to the Due Period related to such Payment Date.”
““Corporate Revolver Facility” shall mean that certain Second Amended and Restated Credit Agreement, dated as of September 10, 2014, among MVW, MORI, as borrower, the subsidiary guarantors named therein, JPMorgan Chase Bank, N.A., as administrative agent and the several banks and other financial institution or entities from time to time parties thereto, as such agreement may from time to time be amended, supplemented or otherwise modified in accordance with its terms (except with respect to the definition of Financial Covenants, other than any amendment, supplement or modification entered into after February 22, 2017).”
““Facility Termination Date” shall mean, with respect to any Purchaser Group or Non-Conduit Committed Purchaser, March 7, 2019, as such date may be extended in accordance with Section 2.3(c) of the Note Purchase Agreement.”
““Financial Covenants” shall mean the covenants set forth in the Corporate Revolver Facility in effect on February 22, 2017 (without giving any effect to any amendment, supplement or modification thereto after such date) that relate to (A) Consolidated Leverage Ratio, (B) Consolidated Interest Coverage Ratio and (C) Consolidated Net Worth. Capitalized terms used in this definition but not defined in the Third Amended and Restated Standard Definitions, as amended, shall have the meanings set forth in the Corporate Revolver Facility in effect on February 22, 2017 (without giving any effect to any amendment, supplement or modification thereto after such date).”
““Gross Excess Spread Percentage” shall mean for any Due Period a percentage equal to (A) the weighted average interest rate of all Borrowing Base Loans as of the close of business on the last day of such Due Period (weighted based on Loan Balances on such date) minus (B)

0.50%, minus (C) the Usage Rate, minus (D) (i) if a Hedge Trigger Event shall not have occurred as of the Hedge Determination Date occurring during such Due Period, the weighted average of the CP Rate and the LIBOR Rate (weighted based on the Purchaser Invested Amount accruing interest at the CP Rate or the LIBOR Rate, as applicable) for the Interest Accrual Period for the next succeeding Payment Date and (ii) if a Hedge Trigger Event shall have occurred as of the Hedge Determination Date occurring during such Due Period, the weighted average fixed rate or strike rate under any Hedge Agreements on such date, based on the notional amounts of such Hedge Agreements.”
““MVW Average Marketing and Sales Percentage” shall mean, with respect to any Payment Date, (a) the sum of the MVW Marketing and Sales Percentages for the three monthly accounting periods immediately preceding the first day of the calendar month in which such Payment Date occurs, divided by (b) three.”
““MVW Marketing and Sales Percentage” shall mean (a) the marketing and sales expenses (including sales commissions) incurred by all resorts of the applicable Marriott Vacation Club International brand during a monthly accounting period, divided by (b) the aggregate sales revenue for all resorts of the applicable Marriott Vacation Club International brand during such monthly accounting period (expressed as a percentage).”
““Qualified Hedge Counterparty” shall mean (a) a counterparty to a Hedge Agreement which has a long-term unsecured debt rating of at least “A” from S&P and a short-term unsecured debt rating of at least “A-1” from S&P, (b) a counterparty to an existing Hedge Agreement which experiences a downgrade by S&P below the ratings specified in clause (a) above but satisfies the Hedge Agreement Collateral Posting Requirements; provided that for purposes of this clause (b), a downgraded counterparty shall cease to be a Qualified Hedge Counterparty if such counterparty has a long-term unsecured debt rating below BBB- or has not been upgraded to meet the requirements of clause (a) above within 60 days of such downgrade, or (c) any Purchaser or an Affiliate of any such Purchaser, so long as such Purchaser was a Purchaser as of March 8, 2017.”
““Repurchase  Price”  shall  mean  with  respect  to  any  Timeshare  Loan  to  be repurchased by the Seller pursuant to the Sale Agreement, a cash price equal to the Loan Balance of such Timeshare Loan as of the date of such repurchase, together with all accrued and unpaid interest on such Timeshare Loan at the related coupon rate to but not including the due date in the then current Due Period; provided that the “Repurchase Price” with respect to any Defaulted Timeshare Loan repurchased by the Seller pursuant to the Sale Agreement prior to the Facility Termination Date, shall mean a cash price equal to the Loan Balance of such Defaulted Timeshare Loan as of the date of such repurchase.”
““Stated Maturity” shall mean the Payment Date occurring in March 2041.”
““Trust Accounts” shall mean collectively, the Collection Account, the Reserve Account, the Control Accounts, the Hedge Collateral Account and such other accounts established by the Indenture Trustee pursuant to Section 3.01(a) of the Indenture and Servicing Agreement.”
““Unused Rate” shall mean with respect to any day during an Interest Accrual Period:
(i) if the Outstanding Note Balance on such day divided by the Facility Limit is less than 33.33%, 0.55%, and
(ii) if the Outstanding Note Balance on such day divided by the Facility Limit is greater than or equal to 33.33% and less than or equal to 66.67%, 0.50%.
(iii) if the Outstanding Note Balance on such day divided by the Facility Limit is greater than 66.67%, 0.45%.”

The following definitions shall be added to the Third Amended and Restated Standard Definitions, in the appropriate alphabetical order:
““Sanctioned Country” means a country, region or territory subject to a Sanctions program.”
““Sanctioned Person” means (i) a Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or by the United Nations Security Council or the European Union, or (ii)(a) an agency of the government of a Sanctioned Country, (b) an organization controlled by a Sanctioned Country or (c) a Person resident or organized in a Sanctioned Country.”
““Sanctions” means any economic or financial sanctions or trade embargoes administered or enforced by the United States Government, including without limitation, the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, or Her Majesty’s Treasury of the United Kingdom.”
The following definitions shall be deleted from the Third Amended and Restated Standard Definitions in their entirety: “Consolidated Net Worth”; “Consolidated Tangible Net Worth”; “Hedge Reserve Account”; “Hedge Reserve Account Required Balance”; “Hedge Reserve Amounts”; “Hedge Reserve Option”; “Implied Hedged Amount” and “Minimum Consolidated Tangible Net Worth Floor Covenant”.
Section 1.02.    Amendment of the Indenture and Servicing Agreement
Section 3.02(e) of the Indenture and Servicing Agreement shall be amended by deleting the same in its entirety.
The heading to Section 3.03 of the Indenture and Servicing Agreement shall be amended by deleting the same and replacing it with:
“Hedge Agreements; Hedge Requirements.”
Section 3.03(a) of the Indenture and Servicing Agreement shall be amended by deleting the same in its entirety and replacing it with:
“The Issuer shall, so long as (A) the Notes remain unpaid, (B) a Hedge Trigger Event has occurred and is continuing, and (C) the ECP Asset Amount is equal to or greater than (i) the sum of $1,000,000 and the then aggregate Outstanding Note Balance or (ii) $10,000,000, provide Hedge Agreements equal to at least 90% of the then Outstanding Note Balance within fifteen (15) Business Days in accordance with the terms described in this Section 3.03 (the “Hedge Requirements”).”
Section 3.03(c) of the Indenture and Servicing Agreement shall be amended by deleting the same in its entirety and replacing it with:
“[Reserved].”

Section 3.03(d) of the Indenture and Servicing Agreement shall be amended by deleting the same in its entirety and replacing it with:
“Notional Amounts and Adjustments.
(i)    to the extent the Issuer is required to provide one or more Hedge Agreements in accordance with the Hedge Requirements, the Issuer shall, on each Hedge Determination Date, ensure that the Hedge Agreements comply with the Hedge Requirements;
(ii)    to the extent the Issuer is required to provide one or more Hedge Agreements in accordance with the Hedge Requirements, the Issuer shall, as of each Funding Date, cause the notional amount of the Hedge Agreements to be adjusted and/or enter into new Hedge Agreements such that the Hedge Agreements comply with the Hedge Requirements;
(iii)    the Issuer shall, on each Funding Date, adjust (A) the Hedge Agreements to reflect the Required Cap Rate (in the case of a Hedge Agreement in the form of an interest rate cap) if such Hedge Agreements provides for a cap rate which is below the Required Cap Rate; and (B) the termination date of the Hedge Agreements in accordance with the Hedge Amortization Schedule following such Funding Date; and
(iv)    on any Funding Date, any additional premium, termination payment or other out-of-pocket costs and expenses relating to the adjustments to the Hedge Agreements, or new Hedge Agreements shall be funded by the Issuer from the proceeds of the related Increase.”
Section 3.04(a)(xiv) of the Indenture and Servicing Agreement shall be amended by deleting the same in its entirety and replacing it with:
“[Reserved];”
Section 5.03(a)(xvii) of the Indenture and Servicing Agreement shall be amended by deleting the same in its entirety and replacing it with:
“on behalf of the Issuer, monitor the Hedge Agreements and prepare such data and information as may be required by the Issuer, from time to time, to determine whether the Hedge Requirements are being satisfied.”
Section 6.01(k) of the Indenture and Servicing Agreement shall be amended by deleting the same in its entirety and replacing it with:
“the failure to maintain Hedge Agreements satisfying the Hedge Requirements or any Hedge Counterparty ceases to be a Qualified Hedge Counterparty and such failure continues for five (5) Business Days; or”
Section 1.03.    Amendment of the Note Purchase Agreement
Section 2.2(a)(ix) of the Note Purchase Agreement shall be amended by deleting the same in its entirety and replacing it with:
“with respect to any Funding Date when the Issuer is required to provide or to have provided one or more Hedge Agreements in accordance with the Hedge Requirements, (A) the Hedge Agreements shall have been adjusted or new Hedge Agreements shall have been entered into, in each case, in accordance with the Hedge Requirements, after giving effect to such Increase and (B) the Hedge Amortization Schedule shall have been adjusted in accordance with the Hedge Requirements;”
Section 3.1(ee) of the Note Purchase Agreement shall be amended by deleting the same in its entirety and replacing it with:
“Sanctions.    None of Issuer, the Seller or MORI, or to the knowledge of MORI, any director, officer, employee or subsidiary of MORI (i) is a Sanctioned Person, (ii) is located or organized in or resident of a Sanctioned Country, or (iii) will directly or indirectly, use the proceeds of the Notes or lend, contribute or otherwise make available the proceeds of the Notes, to any subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding is the subject of Sanctions or in any other manner that will result in a violation of Sanctions by any of the Owner, the Issuer, MORI, MVW, the Seller, the Performance Guarantor, the Administrative Agent, the Indenture Trustee, the Servicer, the Administrator, the Back-Up Servicer, the Custodian, the Owner Trustee, the Purchasers and the Funding Agents.”
Section 2.01.    Financial Covenants
The financial covenants contained in the Corporate Revolver Facility in effect on February 22, 2017 (without giving any effect to any amendment, supplement or modification thereto) are attached hereto as Exhibit A. Notwithstanding anything herein, in Exhibit A or in any Transaction Document to the contrary, capitalized terms defined in Exhibit A shall only have the meaning set forth in such definitions for purposes of determining compliance with the financial covenants described in clauses (a), (b) and (c) of the first paragraph of Exhibit A hereto.
Section 2.02.    Representations and Warranties
MVW, MORI, the Seller and the Issuer hereby represent and warrant to each of the other Transaction Parties that, after giving effect to this Amendment: (a) the representations and warranties set forth in each of the Transaction Documents by each of MVW, MORI, the Seller and the Issuer are true and correct in all material respects on and as of the date hereof, with the same effect as though made on and as of such date (except to the extent that any representation and warranty expressly relates to an earlier date, then such earlier date), (b) on the date hereof, no Default has occurred and is continuing, and (c) the execution, delivery and performance of this Amendment in accordance with its terms and the consummation of the transactions contemplated hereby by any of them do not and will not (i) require any consent or approval of any Person, except for consents and approvals that have already been obtained, (ii) violate any applicable law, or (iii) contravene, conflict with, result in a breach of, or constitute a default under their organization documents, as the same may have been amended or restated, or contravene, conflict with, result in a breach of or constitute a default under (with or without notice or lapse of time or both) any indenture, agreement or other instrument, to which such entity is a party or by which it or any of its properties or assets may be bound.

Section 2.03.    References in all Transaction Documents.
To the extent any Transaction Document contains a provision that conflicts with the intent of this Amendment, the parties agree that the provisions herein shall govern.
Section 2.04.    Counterparts.
This Amendment may be executed (by facsimile or otherwise) in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.
Section 2.05.    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial
THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE TRANSACTION PARTIES SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
THE PARTIES HERETO EACH SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AMENDMENT OR THE FACILITY DOCUMENTS.
Section 2.06.    Severability of Provisions.
If any one or more of the covenants, agreements, provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions of this Amendment.
Section 2.07.    Continuing Effect.
Except as expressly amended hereby, each Transaction Document shall continue in full force and effect in accordance with the provisions thereof and each Transaction Document is in all respects hereby ratified, confirmed and preserved.

Section 2.08.    Successors and Assigns.
This Amendment shall be binding upon and inure to the benefit of the Transaction Parties and their respective successors and permitted assigns.
Section 2.09    No Bankruptcy Petition.
(a)    Each party hereto hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Related Commercial Paper or other indebtedness of a Conduit, it will not institute against, or join any other Person in instituting against a Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States or any other jurisdiction with authority over such Conduit. The provisions of this Section 2.09(a) shall survive the termination of this Amendment.
(b)    Each party hereto hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all Notes and Exchange Notes, it will not institute against, or join any other Person in instituting against the Issuer or the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. The provisions of this Section 2.09(b) shall survive the termination of this Amendment.
[Signature pages follow]

IN WITNESS WHEREOF, the parties below have caused this Amendment to be duly executed by their respective duly authorized officers of the day and year first above written.

MARRIOTT VACATIONS WORLDWIDE
OWNER TRUST 2011-1, as Issuer

By:	Wilmington Trust, National Association,
not individually, but solely in its capacity as
Owner Trustee

By:    /s/ Rachel L. Simpson
Name:    Rachel L. Simpson
        Title:    Vice President

Address for notices:
c/o Wilmington Trust, National Association
1100 North Market Street
Wilmington, Delaware 19801

Attention: Rachel L. Simpson
Telephone Number: (302) 636-6128
Facsimile Number: (302) 636-4140
MORI SPC SERIES CORP., as Seller

By:    /s/ Greg A. Langford
    Name:    Greg A. Langford
Title:    President

Address for notices:
6649 Westwood Boulevard
Orlando, Florida 32821
Attention: General Counsel
Telephone: (407) 206-6000
Facsimile: (407) 513-6680

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MARRIOTT OWNERSHIP RESORTS, INC., in its individual capacity and as Servicer and Administrator

By:    /s/ Joseph J. Bramuchi
    Name:    Joseph J. Bramuchi
    Title:    Vice President
Address for notices:
6649 Westwood Boulevard
Orlando, Florida 32821

Attention: General Counsel
Telephone: (407) 206-6000
Facsimile: (407) 513-6680

MARRIOTT VACATIONS WORLDWIDE CORPORATION, as Performance Guarantor

By:    /s/ Joseph J. Bramuchi
    Name:    Joseph J. Bramuchi
    Title:    Vice President
Address for notices:
6649 Westwood Boulevard
Orlando, Florida 32821

Attention: General Counsel
Telephone: (407) 206-6000
Facsimile: (407) 513-6680

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MVCO SERIES LLC, as Owner

By:    /s/ Greg A. Langford
    Name:    Greg A. Langford
Title:    President
Address for notices:
6649 Westwood Boulevard
Orlando, Florida 32821
Attention: General Counsel
Telephone: (407) 206-6000
Facsimile: (407) 513-6680

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee, Back-Up Servicer and Custodian

By:    /s/ Jennifer C. Westberg
Name:    Jennifer C. Westberg
Title:     Vice President
Address for notices:
Wells Fargo Bank, National Association
MAC N9300-061
600 S. 4th Street,
Minneapolis, Minnesota 55479

Attention:    Corporate Trust
    Services/Asset-Backed Administration
Facsimile Number:    (612) 667-3539
Telephone Number:    (612) 667-8058

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee
By:    /s/ Rachel L. Simpson
    Name:    Rachel L. Simpson
    Title:    Vice President

Address for notice:

Wilmington Trust, National Association
1100 North Market Street
Wilmington, Delaware 19801

Attention: Rachel L. Simpson
Telephone Number: (302) 636-6128
Facsimile Number: (302) 636-4140

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DEUTSCHE BANK AG, NEW YORK BRANCH,
as Administrative Agent

By:    /s/ Rob Sannicandro
    Name:    Rob Sannicandro
    Title:    Director
By:    /s/ Maureen Farley
    Name:    Maureen Farley
    Title:    Vice President
Address for notices:
60 Wall Street
New York, New York 10005
Attention: Mary Conners
Telephone: (212) 250-4731
Facsimile:  (212) 797-5300

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MOUNTCLIFF FUNDING LLC
as Conduit

By:    /s/ Josh Borg
    Name:    Josh Borg
    Title:    Authorized Signatory

Address for notices:
20 Gates Management LLC
30 Irving Place, 2nd Floor
New York, NY 10003
Attention: Vidrik Frankfather
Telephone: (212) 295-4146
Facsimile: (212) 295-3785
E-mail: mountcliff@20gates.com; and mountcliff.group@db.com

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CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH as Alternate Purchaser

By:    /s/ Patrick J. Hart
    Name:    Patrick J. Hart
    Title:    Authorized Signatory
By:    /s/ Chris Fera
    Name:    Chris Fera
    Title:    Authorized Signatory
Address for notices:
Eleven Madison Avenue
New York, NY 10010
Attention: Securitized Products Finance Financing and Liability Management
Telephone: (212) 538-6689
Email: abcp.monitoring@credit-suisse.com
list.afconduitreports@credit-suisse.com

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CREDIT SUISSE AG, NEW YORK BRANCH
as Funding Agent

By:    /s/ Patrick J. Hart
    Name:    Patrick J. Hart
    Title:    Vice President
By:    /s/ Chris Fera
    Name:    Chris Fera
    Title:    Vice President
Address for notices:
Eleven Madison Avenue
New York, NY 10010
Attention: Securitized Products Finance Financing and Liability Management
Telephone: (212) 538-6689
Email: abcp.monitoring@credit-suisse.com
list.afconduitreports@credit-suisse.com

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SUNTRUST BANK
as Non-Conduit Committed Purchaser
By:    /s/ David Hufnagel
    Name:    David Hufnagel
    Title:    Vice President
Address for notices:
3333 Peachtree Street NE
10th Floor East
Atlanta, Georgia 30326
Attention: Kayla Williams and David Morley
Telephone: (404) 926-5475
Facsimile: (404) 495-2171
Email: strh.afg@suntrust.com

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DEUTSCHE BANK AG, NEW YORK BRANCH
as Non-Conduit Committed Purchaser
By:    /s/ Rob Sannicandro
    Name:    Rob Sannicandro
    Title:    Director
By:    /s/ Maureen Farley
    Name:    Maureen Farley
    Title:    Vice President

Address for notices:
60 Wall Street
New York, New York 10005
Attention: Mary Conners
Telephone: (212) 250-4731
Facsimile:  (212) 797-5300

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BANK OF AMERICA, N.A.
as Non-Conduit Committed Purchaser
By:    /s/ Brendan Liam Feeney
    Name:    Brendan Liam Feeney
    Title:    Director
Address for notices:
Bank of America, National Association
214 North Tryon Street, 15th Floor
NC1-027-15-01
Charlotte, North Carolina 28255
Attention: ABS Banking & Finance c/o
Carl Anderson / Andrew Estes
Telephone: 646-855-4242 / 980-387-2125
Email: carl.w.anderson@baml.com,
andrew.estes@baml.com

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WELLS FARGO CAPITAL FINANCE, LLC
as Non-Conduit Committed Purchaser
By:    /s/ Ajay Jagsi
    Name: Ajay Jagsi
    Title:    Vice President
Address for notices:
14241 Dallas Parkway, Suite 1300
Dallas, Texas 75254
Attention: Ajay Jagsi
Telephone: (972) 361-7220
Facsimile: (866) 719-9124

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EXHIBIT A

FINANCIAL CONDITION COVENANTS
TO THE CORPORATE REVOLVER FACILITY
IN EFFECT AS OF FEBRUARY 22, 2017
Each of Marriott Vacations Worldwide Corporation and Marriott Ownership Resorts, Inc. shall not:
(a)    permit the ratio of Consolidated Total Debt to Consolidated Adjusted EBITDA for any applicable Reference Period to exceed the ratio of 5.25:1.00;
(b)    permit the Consolidated Interest Coverage Ratio for any Reference Period to be less than 3.00:1.00;
(c)    permit Consolidated Tangible Net Worth at any time to be less than the sum of (i) the Base Consolidated Tangible Net Worth Amount plus (ii) in respect of each Fiscal Quarter that has elapsed following April 1, 2016, 70% of any increase in Consolidated Tangible Net Worth during each such Fiscal Quarter attributable to Net Cash Proceeds received by any Group Member in an offering of common equity during such Fiscal Quarter, on a cumulative basis.
Capitalized terms used herein shall have the meanings set forth below:
“40 Act”: the Investment Company Act of 1940, as amended.
“Administrative Agent”: JPMorgan Chase Bank, N.A., together with its affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under the Corporate Revolver Facility and the other Loan Documents, together with any of its successors.
“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit E to the Corporate Revolver Facility.
“Australian Dollars” or “AUD”: the lawful currency of Australia.

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation”: with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Event”: with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Base Consolidated Tangible Net Worth Amount”: 70% of Consolidated Tangible Net Worth as reflected in the audited balance sheet of MVWC included in the audited financial statements of MVWC for Fiscal Year ended January 1, 2016.
“BBSY Screen Rate”: as defined in the definition of “Eurocurrency Base Rate”.
“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Borrower”: MORI.
“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided that (i) with respect to notices and determinations in connection with, and payments of principal and interest on, Eurocurrency Loans denominated in Dollars, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market and (ii) with respect to notices and determinations in connection with, and payments of principal and interest on, any Foreign Currency Loans, the term “Business Day” shall also exclude (w) any day on which commercial banks in London are authorized or required by law to close, (x) any day which is not a day for trading by and between banks in deposits for the applicable currency in the interbank eurocurrency market, (y) with respect to any Foreign Currency Loans denominated in Euros, any day which is not also a TARGET Day (as determined by the Administrative Agent) and (z) with respect to Foreign Currency Loans denominated in a Foreign Currency other than Euros, any day which is not also a day on which banks are open for dealings in such currency in the Principal Financial Center for the applicable currency.
“Calculation Date”: the last Business Day of each month (or any other day reasonably selected by the Administrative Agent and notified to the Borrower in writing); provided that (a) the second Business Day preceding (or such other Business Day as the Administrative Agent shall deem applicable with respect to any Foreign Currency in accordance with rate-setting convention for such currency) the date any Foreign Currency Loan is made or continued is also a “Calculation Date”, (b) the date any other Loan is made or continued hereunder is also a “Calculation Date” and (c) the date of issuance, amendment, renewal or extension of any Letter of Credit is also a “Calculation Date”.
“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of the Corporate Revolver Facility, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.
“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
“Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper (including, for the avoidance of doubt, asset-backed commercial paper) of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government

(as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the 40 Act, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.
“Commitment”: the obligation of a Lender, if any, to make Loans and participate in Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Commitment” opposite such Lender’s name on Schedule 1.1A to the Corporate Revolver Facility or in the Assignment and Assumption pursuant to which such Lender became a party to the Corporate Revolver Facility after the Second Amendment and Restatement Effective Date, or in an Increased Facility Activation Notice or in a New Lender Supplement pursuant to which such Lender became a party to the Corporate Revolver Facility, as applicable, as the same may be changed from time to time pursuant to the terms hereof. As of the Second Amendment and Restatement Effective Date, the total amount of Commitments is $200,000,000.
“Consolidated Adjusted EBITDA”: for any period, Consolidated EBITDA for such period, plus (to the extent taken into account in calculating Consolidated EBITDA for such period)
(a)    any extraordinary or non-recurring non-cash expenses or losses, including, for the avoidance of doubt, any extraordinary or non-recurring non-cash expenses disclosed in the form 8-K filed by Marriott with the SEC on September 9, 2011, and extraordinary or non-recurring cash charges to the extent such cash charges are incurred on or after the First Amendment and Restatement Effective Date but on or before the end of the fourth full Fiscal Quarter following the First Amendment and Restatement Effective Date and do not exceed an aggregate amount of $45,000,000;
(b)    losses from dispositions of real estate that are not to traditional consumer purchasers; provided that the amounts referred to in clauses (a) and (b) shall not, in the aggregate, exceed $150,000,000 for any Fiscal Year; and
(c)    additional one-time cash charges related to organizational and separation costs incurred in connection with the Spin-Off; provided that the aggregate amount added by this clause (c) shall not exceed $30,000,000;
minus to the extent taken into account in calculating Consolidated Net Income for such period, the sum of
(u)    (i) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), including gains from dispositions of real estate that are not to traditional consumer purchasers; (ii) income tax credits (to the extent not netted from income tax expense); and (iii) any other non-operating, non-cash income (other than non-cash income associated with “financially reportable sales less than closed sales”);
(v)    any cash payments made during such period in respect of items described in clause (a) above subsequent to the Fiscal Quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis;
(w)    the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of MVWC or is merged into or consolidated with MVWC or any of its Subsidiaries;
(x)    the income of any Person (other than a Subsidiary of MVWC) in which MVWC or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by MVWC or such Subsidiary in the form of dividends or similar distributions; and
(y)    the undistributed earnings or income of any Subsidiary of MVWC (including any Special Purpose Subsidiary) or income attributable to any residual interest in any obligation of a Special Purpose Subsidiary to the extent that the declaration or payment of dividends or similar distributions or payment on account of such residual interest by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary;
“Consolidated EBITDA”: for any period, Consolidated Net Income for such period, plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of

(a)	GAAP income tax expense (or minus any benefit);
(b)    GAAP interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans);
(c)    depreciation and amortization expense; and
(d)    amortization of intangibles (including, but not limited to, goodwill) and organization costs.
For the purposes of calculating Consolidated EBITDA for any Reference Period pursuant to any determination of a financial covenant involving the calculation of Consolidated EBITDA, (i) if at any time during such Reference Period, MVWC or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such

Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA(if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period MVWC or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period.
“Consolidated Interest Coverage Ratio”: for any period, the ratio of (a) Consolidated Adjusted EBITDA for such period to (b) Consolidated Interest Expense for such period.
“Consolidated Interest Expense”: for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of MVWC and its Subsidiaries for such period with respect to all outstanding Indebtedness of MVWC and its Subsidiaries (including (i) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements and related derivatives in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP and (ii) dividends paid on the Preferred Stock).
“Consolidated Net Income”: for any period, the consolidated net income (or loss) of MVWC and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.
“Consolidated Net Worth”: at any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of MVWC under stockholders’ equity at such date.
“Consolidated Tangible Net Worth”: at any date, (a) Consolidated Net Worth, minus (b) the net book value of all assets on the consolidated balance sheet of MVWC used to calculate Consolidated Net Worth that would be treated as intangible assets under GAAP (including goodwill, trademarks, trade names, service marks, service names, copyrights, patents, organizational expenses and the excess of any equity in any Subsidiary over the cost of the investment in such Subsidiary), all as determined on a consolidated basis in accordance with GAAP.
“Consolidated Total Debt”: at any date, the aggregate principal amount of all Indebtedness of MVWC and its Subsidiaries at such date, determined using consolidation principles in accordance with GAAP, minus (A) the lesser of (x) the greater of (i) the aggregate amount of all Unrestricted cash and Cash Equivalents held by MVWC, the Borrower and the Subsidiary Guarantors at such date minus $50,000,000 and (ii) $0 and (y) $100,000,000, and (B) any Specified Cash on deposit in a prefunding account established and maintained for the benefit of an Indenture Trustee in connection with Qualified Securitization Transactions.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Corporate Revolver Facility”: shall mean that certain Second Amended and Restated Credit Agreement, dated as of September 10, 2014, among MVW, MORI, as borrower, the several lenders from time to time parties thereto, Bank of America, N.A. and Deutsche Bank Securities Inc., as co-syndication and co-documentation agents and JPMorgan Chase Bank, N.A., as administrative agent, as such agreement may from time to time be amended, supplemented or otherwise modified in accordance with its terms.
“Credit Party”: the Administrative Agent, the Issuing Lender and any other Lender.
“Dollars” and “$”: dollars in lawful currency of the United States.
“Dollar Equivalent”: on any date of determination, (a) with respect to any amount denominated in Dollars, such amount and (b) with respect to an amount denominated in any other currency, the equivalent in Dollars of such amount determined by the Administrative Agent in accordance with normal banking industry practice using the Exchange Rate on the most recent Calculation Date (or if such date is a Calculation Date, such date), which determination shall be conclusive in the absence of manifest error.
“Dollar Loans”: as defined in Section 2.1(a) of the Corporate Revolver Facility.
“Defaulting Lender”: any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under the Corporate Revolver Facility (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under the Corporate Revolver Facility cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit under the Corporate Revolver Facility, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has become the subject of a Bankruptcy Event or (e) has become the subject of a Bail-In Action.

“Deferred Compensation Plan”: the Marriott Vacations Worldwide Corporation Deferred Compensation Plan, effective as of July 1, 2013, for certain employees and non-employee directors of MVWC and its Subsidiaries, as the same may from time to time be amended, modified or otherwise supplemented.
“Disposition”: with respect to any property, any sale, lease, sale and leaseback, assignment conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.
“EEA Financial Institution”: (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date”: October 20, 2011.
“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“EURIBOR Screen Rate”: as defined in the definition of “Eurocurrency Base Rate”.
“Euro” or “€”: the single currency of participating member states of the European Union.
“Eurocurrency Base Rate”: (a) with respect to any Eurocurrency Loan denominated in Euros for any Interest Period, a rate per annum equal to the interbank offered rate administered by the Banking Federation of the European Union (or any other Person that takes over the administration of such rate) for Euros for a period equal in length to such Interest Period as displayed on page EURIBOR01 of the Reuters screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the “EURIBOR Screen Rate”) as of the Specified Time on the Quotation Day for such Interest Period, (b) with respect to any Eurocurrency Loan denominated in Australian Dollars for any Interest Period, a rate per annum equal to the average bid reference rate as administered by the Australian Financial Markets Association (or any other Person that takes over the administration of such rate) for Australian Dollar bills of exchange with a tenor equal in length to such Interest Period as displayed on page BBSY of the Reuters screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the “BBSY Screen Rate”) as of the Specified Time on the Quotation Day for such Interest Period, (c) with respect to any Eurocurrency Loan denominated in Singapore Dollars for any Interest Period, a rate per annum equal to the rate administered by the Association of Banks in Singapore (or any other Person that takes over the administration of such rate) for deposits in Singapore Dollars for a period equal in length to such Interest Period as displayed on page SIBOR of the Reuters screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the “SIBOR Screen Rate”) as of the Specified Time on the Quotation Day for such Interest Period and (d) with respect to any Eurocurrency Loan (other than any Eurocurrency Loan denominated in Euros, Australian Dollars or Singapore Dollars), a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in the relevant currency for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBOR Screen Rate”) as of the Specified Time on the Quotation Day for such Interest Period; provided that if the applicable Screen Rate is less than zero, such rate shall be deemed to be zero for purposes of the Corporate Revolver Facility; provided, further, that if the applicable Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to the relevant currency (the “Impacted Currency”), then the Eurocurrency Base Rate shall be the Interpolated Rate at such time (provided that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of the Corporate Revolver Facility); provided, further, that all of the foregoing shall be subject to Section 2.11(a) of the Corporate Revolver Facility.
“Eurocurrency Reserve Requirements”: for any day as applied to a Eurocurrency Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

“Eurocurrency Loans”: Loans the rate of interest applicable to which is based upon the Eurocurrency Rate.
“Eurocurrency Rate”: with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, a rate per annum determined for such day in accordance with the following formula:

Eurocurrency Base Rate
1.00 - Eurocurrency Reserve Requirements
“Exchange Act”: the Securities Exchange Act of 1934, as amended.
“Exchange Rate”: for any day with respect to any currency (other than Dollars), the rate at which such currency may be exchanged into Dollars in the London foreign exchange market for delivery two Business Days later (or, with respect to Pounds Sterling, such other Business Day as the Administrative Agent shall reasonably deem applicable with respect to such currency), as set forth at 11:00 A.M., London time, on such day on the applicable Reuters WRLD page (or equivalent) with respect to such currency. In the event that such rate does not appear on the applicable Reuters WRLD page (or equivalent), the Exchange Rate with respect to such currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, such Exchange Rate shall instead be the spot rate of exchange of the Administrative Agent in the London interbank market or other market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 11:00 A.M., London time, on such day for the purchase of Dollars with such currency, for delivery two Business Days later (or, with respect to Pounds Sterling, such other Business Day as the Administrative Agent shall reasonably deem applicable with respect to such currency); provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any method it reasonably deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.
“Existing Guarantee and Collateral Agreement”: that certain Second Amended and Restated Guarantee and Collateral Agreement, dated as of September 10, 2014, among the Borrower, Guarantors and the Administrative Agent.
“Extensions of Credit”: as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Dollar Loans held by such Lender then outstanding, (b) the Dollar Equivalent of the aggregate principal amount of all Foreign Currency Loans held by such Lender then outstanding and (c) such Lender’s L/C Participation Amount then outstanding.
“First Amendment”: the First Amendment, dated as of June 26, 2015, among the Borrower, Marriott Vacations Worldwide Corporation, the Administrative Agent and the Lenders party thereto.

“First Amendment and Restatement Agreement”: that certain Amendment and Restatement Agreement, dated as of November 30, 2012 among the Borrower, the Administrative Agent, the Lenders party thereto and the other parties thereto.
“First Amendment and Restatement Effective Date”: the “Amendment Effective Date” (as defined in the First Amendment and Restatement Agreement), which date is November 30, 2012.
“First Amendment Effective Date”: as defined in the First Amendment.
“Fiscal Quarter”: in relation to any Group Member, the relevant fiscal quarter as determined in accordance with Schedule 1.1 E to the Corporate Revolver Facility.
“Fiscal Year”: in relation to any Group Member, the relevant fiscal year as determined in in accordance with Schedule 1.1 E to the Corporate Revolver Facility.
“Foreign Currency”: Australian Dollars, Euros, Japanese Yen, Pounds Sterling, Singapore Dollars and any additional currencies determined after the First Amendment Effective Date by mutual agreement of the Borrower, the Foreign Currency Lenders and the Administrative Agent, provided each such currency is a lawful currency that is freely convertible into Dollars and is freely traded and readily available in the London interbank eurocurrency market.
“Foreign Currency Commitment”: the obligation of a Foreign Currency Lender, if any, to make Foreign Currency Loans in an aggregate principal and/or face amount the Dollar Equivalent of which does not exceed the amount set forth under the heading “Foreign Currency Commitment” opposite such Lender’s name on Schedule 1.1A of the Corporate Revolver Facility or in the Assignment and Assumption pursuant to which such Lender became a party to the Corporate Revolver Facility after the First Amendment Effective Date, or in an Increased Facility Activation Notice or in a New Lender Supplement pursuant to which such Lender became a party to the Corporate Revolver Facility, as applicable, as the same may be changed from time to time pursuant to the terms of the Corporate Revolver Facility. As of the First Amendment Effective Date, the total amount of Foreign Currency Commitments is $130,000,000.
“Foreign Currency Lender”: at any time, each Lender with a Foreign Currency Commitment of greater than zero.
“Foreign Currency Loans”: as defined in Section 2.1(b) of the Corporate Revolver Facility.
“Form 10”: the registration statement of MVWC in respect of its common stock on Form 10 under the Exchange Act as filed with the SEC, including the Exhibits thereto, as amended
“GAAP”: generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 7.1 of the Corporate Revolver Facility, GAAP shall be determined on the basis of such principles in effect on the Effective Date and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.1(a) of the Corporate Revolver Facility. In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in the Corporate Revolver Facility, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of the Corporate Revolver Facility so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in the Corporate Revolver Facility shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or, if applicable, the SEC.
“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).
“Group Members”: the collective reference to MVWC, the Borrower and their respective Subsidiaries.
“Guarantee and Collateral Agreement”: (i) prior to the First Amendment and Restatement Effective Date, the Original Guarantee and Collateral Agreement, (ii) on or after the First Amendment and Restatement Effective Date and prior to the Second Amendment and Restatement Effective Date, the Existing Guarantee and Collateral Agreement and (iii) on or after the Second Amendment and Restatement Effective Date, the Second Amended and Restated Guarantee and Collateral Agreement.
“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith. For the avoidance of doubt, the inclusion of a “cap” or other limit on the maximum total exposure under any such Guarantee Obligation shall not, in and of itself, mean that the liability is either “stated” or “determinable”.
“Guarantors”: the collective reference to MVWC and the Subsidiary Guarantors.
“Impacted Currency”: as defined in the definition of “Eurocurrency Base Rate”.
“Impacted Interest Period”: as defined in the definition of “Eurocurrency Base Rate”.
“Increased Facility Activation Notice”: a notice substantially in the form of Exhibit J-1 to the Corporate Revolver Facility.
“Indebtedness”: of any Person at any date, without duplication:
(a)    all indebtedness of such Person for borrowed money;
(b)    all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person’s business); provided that, for the avoidance of doubt, any obligation to pay for Marriott Rewards points that arises prior to the effective date of the Spin-Off and the payment of which is deferred pursuant to the Marriott Rewards Affiliation Agreement shall be Indebtedness);
(c)    all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments;
(d)    all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);
(e)    all Capital Lease Obligations (but not operating leases) of such Person;

(f)    all obligations of such Person, including recorded loss contingency under GAAP, as an account party or applicant under or in respect of:
(i)    bankers acceptances,
(ii)    surety bonds (excluding surety bonds that support, or are in lieu of, obligations to escrow funds or that are performance bonds, bonds for operating licenses or maintenance fee subsidy bonds, in each case that have not been drawn), and
(iii)    the outstanding face amount of letters of credit;
(g)    the liquidation value of all redeemable preferred Capital Stock of such Person, including the Preferred Stock;
(h)    all Guarantee Obligations of such Person in respect of obligations that constitute Indebtedness of the kind referred to in clauses (a) through (g) above;
(i)    all obligations that constitute Indebtedness of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; and
(j)    for the purposes of Section 8(e) of the Corporate Revolver Facility only, all obligations of such Person in respect of Swap Agreements and related derivatives.
The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such indebtedness is non-recourse to such Person. For the avoidance of doubt, Indebtedness of the type described in the preceding sentence shall not be considered to be recourse to a Person if recourse is contingent upon the occurrence of specified events that have not yet occurred in circumstances in which the occurrence of such events is within the control of such Person (e.g. provisions commonly known as “bad boy” provisions). Notwithstanding anything herein to the contrary, Indebtedness shall not include (i) any payment obligation or other liability of such Person under the Deferred Compensation Plan or the Marriott International, Inc. Executive Deferred Compensation Plan, each a non-qualified deferred compensation plan within the meaning of IRC Section 409A, and (ii) any amounts relating to full membership agreements in The Ritz-Carlton Golf Club & Spa, Jupiter (Florida) which are refundable, without interest, to full members in good standing after thirty years of continuous membership and which do not, in any case, have a redemption date earlier than the year 2029.
“Indenture Trustee”: with respect to a Qualified Securitization Transaction, any entity designated as trustee or indenture trustee in the documents relating to such Qualified Securitization Transaction.

“Interest Period”: as to any Eurocurrency Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing, substantially in the form of Exhibit N to the Corporate Revolver Facility, or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurocurrency Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:
(i)     if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;
(ii)     the Borrower may not select an Interest Period that would extend beyond the Termination Date; and
(iii)     any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.
“Interpolated Rate”: at any time and with respect to any Impacted Currency for any Impacted Interest Period, the rate per annum (rounded to the same number of decimal places as the applicable Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable Screen Rate for the longest period for which such Screen Rate is available for the Impacted Currency that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest period for which that Screen Rate is available for the Impacted Currency is longer than the Impacted Interest Period, in each case, as of the Specified Time on the Quotation Day. When determining the rate for a period which is shorter than the shortest period for which the applicable Screen Rate is available, such Screen Rate for purposes of clause (a) above shall be deemed to be (i) if the Impacted Currency is Dollars, the overnight rate for Dollars determined by the Administrative Agent from such service as the Administrative Agent may select in its reasonable discretion and (ii) otherwise, the Overnight Eurocurrency Rate.
“In-Process Property”: real property owned by a Loan Party that such Loan Party intends to convert into Time Share Interests for which the Preliminary Construction Stage has commenced; provided that for the avoidance of doubt, raw land shall not be considered In-Process Property. For purposes of this definition, the “Preliminary

Construction Stage has commenced” when each of the following is true regarding the applicable real property: (a) the engineering and design work is complete; (b) all material construction contracts relating to the applicable real property have been executed; (c) the portion of the site related to the real property has been cleared, prepared and excavated, and (d) construction of the building substructure has commenced.
“Issuing Lender”: each of JPMorgan Chase Bank, N.A., Bank of America, N.A., Deutsche Bank AG New York Branch and any other Lender (i) approved by the Administrative Agent and the Borrower and (ii) that has agreed in its sole discretion to act as an “Issuing Lender” hereunder, or any of their respective affiliates, in each case in its capacity as issuer of any Letter of Credit. Each reference herein to “the Issuing Lender” shall be deemed to be a reference to the relevant Issuing Lender. Upon its termination as an Issuing Lender in accordance with Section 3.9 of the Corporate Revolver Facility, such Lender shall cease to be an “Issuing Lender”.
“Japanese Yen”: the official legal currency of Japan.
“L/C Foreign Currency”: at any time, United Arab Emirates Dirham, Bahraini Dinar, Hong Kong Dollars, Euros, South African Rand, Singapore Dollars and any other currency that is a lawful currency that is freely convertible into Dollars and is freely traded and readily available in the London interbank eurocurrency market that has been designated by the Borrower (with the consent of the Administrative Agent and the relevant Issuing Lender) to be an “L/C Foreign Currency”.
“L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit (including the Dollar Equivalent of the undrawn and unexpired amount of the then outstanding Letters of Credit denominated in L/C Foreign Currencies) and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5 of the Corporate Revolver Facility (including the Dollar Equivalent of the aggregate amount of drawings under Letters of Credit denominated in L/C Foreign Currencies that have not then been reimbursed pursuant to Section 3.5 of the Corporate Revolver Facility).
“L/C Participation Amount”: as to any L/C Participant at any time, an amount equal to (a) the lesser of (i) (x) the percentage which such L/C Participant’s Commitment then constitutes of the Total Commitments multiplied by (y) the aggregate L/C Obligations at such time and (ii) the excess, if any, of (x) such L/C Participant’s Commitment then in effect over (y) the sum of (I) the aggregate principal amount of all Dollar Loans held by such L/C Participant then outstanding plus (II) the Dollar Equivalent of the aggregate principal amount of all Foreign Currency Loans held by such L/C Participant then outstanding, plus (b) for each L/C Participant that is a Non-Foreign Currency Lender (i) the percentage which such Non-Foreign Currency Lender’s Commitment then constitutes of the aggregate Commitments of all Non-Foreign Currency Lenders multiplied by (ii) the aggregate amount of the L/C Obligations which cannot be allocated in accordance with clause (a).

“L/C Participants”: in respect of any Letter of Credit, the collective reference to all the Lenders other than the Issuing Lender.
“Lenders”: as defined in the preamble to the Corporate Revolver Facility.
“Letter of Credit”: as defined in Section 3.1(a) of the Corporate Revolver Facility.
“LIBOR Screen Rate”: as defined in the definition of “Eurocurrency Base Rate”.
“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).
“Loans”: Dollar Loans and Foreign Currency Loans, collectively and individually, as context may require.
“Loan Documents”: the Corporate Revolver Facility, the Security Documents, the Notes and any amendment, waiver, supplement or other modification to any of the foregoing.
“Loan Parties”: each Group Member that is a party to a Loan Document.
“Marriott”: Marriott International, Inc.
“Marriott Rewards Affiliation Agreement”: the Marriott Rewards Affiliation Agreement, dated as of the Spin-Off Date, by and among Marriott, Marriott Rewards LLC, an Arizona limited liability company, MVWC and MORI, as the same may from time to time be amended, modified or otherwise supplemented.
“Material Acquisition”: any acquisition of property or series of related acquisitions of property that:
(a)    constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person; and
(b)    involves the payment of consideration by MVWC and its Subsidiaries in excess of $200,000,000.
“Material Disposition”: any Disposition of property or series of related Dispositions of property that yields gross proceeds to MVWC or any of its Subsidiaries in excess of $200,000,000.
“Moody’s”: Moody’s Investors Service, Inc.
“MORI”: Marriott Ownership Resorts, Inc.

“Mortgages”: each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit D to the Corporate Revolver Facility (with such changes thereto as shall be advisable in the judgment of the Administrative Agent under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded).
“MVWC”: Marriott Vacations Worldwide Corporation.
“Net Cash Proceeds”: in connection with any issuance or sale of Capital Stock, the cash proceeds received from such issuance, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.
“New Lender Supplement”: as defined in Section 2.19(b) of the Corporate Revolver Facility.
“Non-Foreign Currency Lender”: any Lender which is not a Foreign Currency Lender.
“Non-Recourse Debt”: Indebtedness of a Person: (a) as to which neither the Borrower nor any Guarantor provides any Guarantee Obligation or credit support of any kind or is directly or indirectly liable, except as expressly permitted by Section 7.3(w) of the Corporate Revolver Facility, and (b) which does not provide any recourse against any of the assets of the Borrower or any Guarantor. Notwithstanding the foregoing, (i) the provision of Standard Securitization Undertakings in connection with a Qualified Securitization Transaction shall not invalidate the status of the Indebtedness of such Time Share SPV that is otherwise classified as Non-Recourse Debt pursuant to the terms of this definition and (ii) Indebtedness shall not be considered to be recourse to a Person if recourse is contingent upon the occurrence of specified events that have not yet occurred in circumstances in which the occurrence of such events is within the control of such Person (e.g. provisions commonly known as “bad boy” provisions).
“Notes”: the collective reference to any promissory note evidencing Loans.
“Notice of Borrowing”: a Notice of Borrowing, substantially in the form of Exhibit N to the Corporate Revolver Facility.
“Original Credit Agreement”: that certain Credit Agreement, dated as of October 20, 2011 (as amended by the First Amendment, dated as of November 17, 2011, the Waiver and Second Amendment, dated as of November 18, 2011, the Third Amendment, dated as of May 21, 2012, and the Fourth Amendment, dated as of June 27, 2012).
“Original Guarantee and Collateral Agreement”: the Guarantee and Collateral Agreement dated as of November 21, 2011, delivered in connection with the Original Credit Agreement.
“Overnight Eurocurrency Rate”: with respect to any amount denominated in a Foreign Currency, the rate of interest per annum at which overnight deposits in the applicable Foreign Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of JPMorgan Chase Bank, N.A. in the applicable offshore interbank market for such currency to major banks in such interbank market.
“Percentage”: as to any Lender at any time, the percentage which such Lender’s Commitment then constitutes of the Total Commitments or, at any time after the Commitments shall have expired or terminated, the percentage which the Dollar Equivalent of the aggregate principal amount of such Lender’s Loans then outstanding constitutes of the Dollar Equivalent of the aggregate principal amount of the Loans then outstanding, provided, that, in the event that the Loans are paid in full prior to the reduction to zero of the Total Extensions of Credit, the Percentages shall be determined in a manner designed to ensure that the other outstanding Extensions of Credit shall be held by the Lenders on, as nearly as practicable, a comparable basis. Notwithstanding the foregoing, in the case of Section 2.18 of the Corporate Revolver Facility when a Defaulting Lender shall exist, Percentages shall be determined without regard to any Defaulting Lender’s Commitment.
“Person”: an individual, partnership, corporation, limited liability company, limited liability partnership, syndicate, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Pounds Sterling”: the lawful currency of the United Kingdom.
“Preferred Stock”: 40 shares, par value $0.01 per share of Series A Cumulative Redeemable Preferred Stock of MVW US Holdings, Inc., with an aggregate liquidation preference of $40,000,000.
“Quotation Day”: with respect to any Eurocurrency Loan for any Interest Period, (a) if such Eurocurrency Loan is denominated in Euros, the day that is two TARGET Days prior to the commencement of such Interest Period, (b) if such Eurocurrency Loan is denominated in Australian Dollars or Pounds Sterling, the first day of such Interest Period and (c) if such Eurocurrency Loan is denominated in Dollars, Japanese Yen or Singapore Dollars, the day that is two Business Days prior to the commencement of such Interest Period; provided, in each case, that if market practice differs in the relevant market where the Eurocurrency Rate for such currency is to be determined, the Quotation Day will be determined by the Administrative Agent in accordance with market practice in such market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days).
“Qualified Securitization Transaction”: any transaction or series of transactions previously entered into or that may be entered into by any Group Member pursuant to which such Group Member sells, assigns, conveys, participates, contributes to capital or otherwise transfers to (i) a Time Share SPV (in the case of a transfer by such Group Member) or (ii) any other Person (in the case of a transfer by a Time Share SPV), or may grant a security interest in or pledge, any Time Share Receivables or interests therein

(whether now existing or arising in the future) of any Group Member, and any assets related thereto, including, without limitation, all collateral securing such Time Share Receivables, all contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such Time Share Receivables and all guarantees, indemnities, warranties or other documentation or other obligations in respect of such accounts receivable, any other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving receivables similar to such receivables and any collections or proceeds of any of the foregoing (the “Related Assets”).
“Reference Period”: the period of four consecutive Fiscal Quarters of MVWC then most recently ended.
“Required Lenders”: at any time, Lenders the Percentages of which in the aggregate exceed 50% at such time.
“Requirement of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Restricted”: when referring to cash or Cash Equivalents of the Borrower or any of its Subsidiaries, that such cash or Cash Equivalents (i) appear (or would be required to appear) as “restricted” on a balance sheet of the Borrower or of any such Subsidiary (unless such appearance is related to the Loan Documents or Liens created thereunder), (ii) are subject to any Lien in favor of any Person other than the Administrative Agent pursuant to the Security Documents or (iii) are not otherwise generally available for use by the Borrower or such Subsidiary.
“S&P”: Standard & Poor’s Financial Services LLC.
“Screen Rate”: the EURIBOR Screen Rate, the BBSY Screen Rate, the SIBOR Screen Rate and the LIBOR Screen Rate, collectively and individually, as the context may require.
“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.
“Second Amended and Restated Guarantee and Collateral Agreement”: that certain Second Amended and Restated Guarantee and Collateral Agreement, dated as of September 10, 2014, among the Borrower, the Guarantors and the Administrative Agent.
“Second Amendment”: the Second Amendment, dated as of April 1, 2016, among the Borrower, MVWC, the Administrative Agent and the Lenders party thereto.

“Second Amendment and Restatement Effective Date”: the “Second Amendment Effective Date” (as defined in the Second Amendment and Restatement Agreement), which date is September 10, 2014.
“Security Documents”: the collective reference to the Guarantee and Collateral Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.
“SIBOR Screen Rate”: as defined in the definition of “Eurocurrency Base Rate”.
“Singapore Dollars”: the lawful currency of the Republic of Singapore.
“Special Purpose Subsidiary”: any (i) Time Share SPV, (ii) trust, property owning company and similar entity that is formed for the purpose of protecting the consumer purchasers of vacation ownership interests from the insolvency or bankruptcy of MVWC, the Borrower or any of the Guarantors and (iii) any Subsidiary of the Borrower that is not a Loan Party and which owns no assets other than Time Share Development Property.
“Specified Time”: (a) with respect to any Eurocurrency Loan denominated in Australian Dollars, 11:00 A.M. Sydney, Australia time; (b) with respect to any Eurocurrency Loan denominated in Singapore Dollars, 11:00 A.M. Local Time; and (c) with respect to any Eurocurrency Loan denominated in Dollars, Euros, Japanese Yen or Pounds Sterling, 11:00 A.M., London time.
“Spin-Off”: the spin-off by Marriott of its timeshare operations and development business to its shareholders through a tax free special dividend of the common stock of MVWC, on the material terms described in the Form 10 on file with the SEC on the Effective Date, including satisfaction (without waiver other than with respect to the MVWC board composition) of all the conditions to the spin-off described therein.
“Standard Securitization Undertakings”: (i) representations, warranties, covenants, indemnities and performance guarantees of (x) MVWC or any of its Subsidiaries to a Time Share SPV or to its order or (y) a Time Share SPV to an entity issuing Non-Recourse Debt or its order, (ii) servicing obligations entered into by any Group Member (other than a Time Share SPV) and (iii) the provision of cash or Cash Equivalents to pay fees and expenses reasonably related thereto, which, in each case of (i), (ii) and (iii) above, are reasonably customary in securitization transactions for the relevant asset being securitized.
“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in the Corporate Revolver Facility shall refer to a Subsidiary or Subsidiaries of MVWC. Notwithstanding the foregoing, “Subsidiary” shall not include a resort or property owner’s association which is organized primarily to administer the affairs of the underlying resort or property.
“Subsidiary Guarantor”: at any date, each Subsidiary of MVWC or of the Borrower that is a party to the Guarantee and Collateral Agreement on such date.
“Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement or any combination thereof involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a “Swap Agreement”.
“Termination Date”: September 10, 2019.
“Time Share Development Property”: any portion of any existing hotel or resort property acquired by any Group Member, which has not been dedicated to any time share arrangement, plan, scheme or similar device and which such Group Member intends primarily to convert into Time Share Interests. For the avoidance of doubt, any real property interest that qualifies as Time Share Development Property shall be deemed not to qualify as In-Process Property or a Time Share Interest.
“Time Share Interest”: (i) inventory available to occupy as a dwelling or accommodation, and which may be coupled with an estate in real estate or limited to a right to use real estate without an estate or ownership interest, pursuant to any time share arrangement, plan, scheme, or similar device, in any legal form or structure (including units physically located within a project that are currently used for sales and/or administrative purposes and that have received certificates of occupancy for such use) or (ii) any real property interest completed and available to occupy as a dwelling or accommodation and intended by a Borrower to be dedicated to any such time share arrangement (including units physically located within a project that are currently used for sales and/or administrative purposes and that have received certificates of occupancy for such use).
“Time Share Receivable”: a note receivable arising from the financing of the sale of timeshare intervals and fractional products to a retail customer.
“Time Share SPV”: an entity intended to be bankruptcy-remote and which is formed for the purpose of engaging in securitization transactions with respect to Time Share Receivables and the indebtedness of which is Non-Recourse Debt.
“Total Commitments”: at any time, the aggregate amount of the Commitments then in effect.

“Total Extensions of Credit”: at any time, the aggregate amount of the Extensions of Credit of the Lenders outstanding at such time.
“Unrestricted”: when referring to cash or Cash Equivalents of the Borrower or any of its Subsidiaries, that such cash or Cash Equivalents are not Restricted.
“Write-Down and Conversion Powers”: with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.